UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
Chicago Bridge & Iron Company N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Polarisavenue 31
2132 JH Hoofddorp
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2008, Chicago Bridge & Iron Company N.V. (the “Company”) held its 2008 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders adopted an amendment to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the “Plan”) sponsored by Chicago Bridge & Iron Company (“Chicago Bridge”), a subsidiary of the Company, to increase the number of shares of the Company’s common stock available for awards granted under the Plan by 3,000,000 shares. The amendment also revises the Plan to implement the policy adopted by the Company’s Supervisory Board to recover awards in certain circumstances in the event of a restatement of the Company’s financial results and to delete a Plan provision permitting the deferral of shares received on exercise of options. The amendment also reflects the increase in the number of shares reserved for grants to any single participant under the Plan’s antidilution adjustment and the stock splits. Finally, in light of the above changes, the name of the Plan was changed to be the “Chicago Bridge & Iron Company 2008 Long-Term Incentive Plan.” The foregoing summary description of the amendment is qualified in its entirety by reference to the actual terms of the amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (incorporated by reference from Annex B of the Company’s definitive proxy statement filed on April 8, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHICAGO BRIDGE & IRON COMPANY N.V.
By: Chicago Bridge & Iron Company B.V.
Its: Managing Director

Date: May 14, 2008	By:	/s/ Ronald Ballschmiede
Ronald A. Ballschmiede
Managing Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (incorporated by reference from Annex B of the Company’s definitive proxy statement filed on April 8, 2008).